EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

March 17, 2003

Re: Form 8-K

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K, dated March 17, 2003, of Alec Bradley Cigar Corporation (Commission File Number 0-32137) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,



Jaffe, Kaufman & Sarbey, LLC